UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 15, 2017

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company:  CMS Energy Corporation ☐                                 Consumers Energy Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                CMS Energy Corporation ☐                                       Consumers Energy Company ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously reported, on August 25, 2017, Consumers Energy Company (“Consumers Energy”), a principal subsidiary of CMS Energy Corporation (“CMS Energy”), and certain purchasers in the private placement market (“Purchasers”) entered into a Bond Purchase Agreement (“BPA”) under which Consumers Energy would sell to the Purchasers named in the BPA, in two private placements, an aggregate principal amount of $485 million First Mortgage Bonds (“FMBs”).

On November 15, 2017, the second issuance of $60 million aggregate principal amount of 3.18 percent FMBs due 2032 (“2032 Bonds”), $210 million aggregate principal amount of 3.52 percent FMBs due 2037 (“2037 Bonds”) and $30 million aggregate principal amount of 3.86 percent FMBs due 2052 (“2052 Bonds”) closed and was funded.  The 2032 Bonds will bear interest at a rate of 3.18 percent per year, the 2037 Bonds will bear interest at a rate of 3.52 percent per year and the 2052 Bonds will bear interest at a rate of 3.86 percent per year, in each case payable semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2018, and at the date of maturity. The Bonds will bear interest on overdue principal and (to the extent permitted by law) overdue installments of interest at the rate set forth in the Indenture. The 2032 Bonds will mature on November 15, 2032, the 2037 Bonds will mature on November 15, 2037 and the 2052 Bonds will mature on November 15, 2052.

The Bonds are issued under and secured by that certain Indenture dated as of September 1, 1945 between Consumers Energy and The Bank of New York Mellon, (ultimate successor to City Bank Farmers Trust Company) as trustee, as supplemented and amended by various supplemental indentures and as supplemented by the 130th Supplemental Indenture, dated as of November 15, 2017 (the “Supplemental Indenture”), a copy of which is attached as Exhibit 4.1 and incorporated herein by reference. Any or all of the 2032 Bonds, the 2037 Bonds and the 2052 Bonds may be redeemed by Consumers Energy, at any time and from time to time prior to maturity, at a redemption price equal to 100% of the principal amount of such 2032 Bonds, 2037 Bonds or 2052 Bonds being redeemed plus, in the case of any redemption prior to the applicable par call date, the applicable premium, if any, thereon at the time of redemption, together with accrued interest, if any, thereon to the redemption date. In no event will the redemption price be less than 100% of the principal amount of the 2032 Bonds, the 2037 Bonds or the 2052 Bonds being redeemed plus accrued interest, if any, thereon to the redemption date.

The descriptions set forth above are qualified in their entirety by the Supplemental Indenture filed herewith as Exhibit 4.1 and the BPA filed as Exhibit 10.1 to the Consumers Energy Form 8-K filed August 29, 2017.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

4.1	130th Supplemental Indenture dated as of November 15, 2017 between Consumers Energy and The Bank of New York Mellon

Exhibit Index

4.1	130th Supplemental Indenture dated as of November 15, 2017 between Consumers Energy and The Bank of New York Mellon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: November 15, 2017	By:	/s/ Rejji P. Hayes
Rejji P. Hayes
Executive Vice President and
Chief Financial Officer

CONSUMERS ENERGY COMPANY

Dated: November 15, 2017	By:	/s/ Rejji P. Hayes
Rejji P. Hayes
Executive Vice President and
Chief Financial Officer